EXHIBIT 99(a)

FOR IMMEDIATE RELEASE

For more information, contact:
Barry A. Rothman
Visual Data Corporation
954-917-6655
brothman@vdat.com

Visual Data Corporation Stock Trading Symbol to Revert to “VDAT”

Pompano Beach, FL — August 19, 2003 — Visual Data Corporation (Nasdaq: VDATC), today reported it has received a letter from The Nasdaq Stock Market informing the Company that a Nasdaq Listing Qualifications Panel has determined that the Company has fully complied with the terms of the continued listing exception granted on May 19, 2003. As a result, the additional fifth character “C” will be removed from the trading symbol as of the open of business on Thursday, August 21, 2003, and, accordingly, the Company’s stock trading symbol will revert to “VDAT”.

About Visual Data Corporation

Visual Data Corporation (http://www.vdat.com) is a business services provider, specializing in meeting the webcasting needs of corporations, government agencies and a wide range of organizations, as well as providing audio and video transport and collaboration services for the entertainment, advertising and public relations industries.

This press release contains forward-looking statements, some of which may relate to Visual Data Corporation, and which involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward looking statements as a result of certain factors, including those set forth in Visual Data Corporation’s filings with the Securities and Exchange Commission.

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